UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2005

ArQule, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-994-0375

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2005, the directors of ArQule, Inc. elected Ronald M. Lindsay, Ph.D. to ArQule’s Board of Directors. Dr. Lindsay will receive compensation for his services as a director as described in the attached Exhibit 99.1 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors.

On June 9, 2005, the directors of ArQule, Inc. elected Ronald M. Lindsay, Ph.D. to ArQule’s Board of Directors. The press release announcing Dr. Lindsay’s election, including his professional background and qualifications, is filed as Exhibit 99.2 hereto. There was no arrangement or understanding between Dr. Lindsay and any other person associated with ArQule pursuant to which he was selected as a director. The Board of Directors and Dr. Lindsay have made no determination regarding his serving on any committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.

June 15, 2005	By:	Louise A. Mawhinney

Name: Louise A. Mawhinney
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Description of Director Compensation
99.2	Text of Press Release dated June 14, 2005